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                                        EXHIBIT A
          PHH CORPORATION DIRECTORS DEFERRED STOCK RETIREMENT PLAN

                      1.     PURPOSES

       The purposes of this Directors Deferred Stock Retirement Plan are to provide a retirement benefit for members of the Board of Directors of the Corporation who are not employees of the Corporation and to increase such members' stock ownership in the Corporation.

                      2.     DEFINITIONS

       The following terms shall have the following meanings, unless a different meaning plainly is required by the context:
       (a) "Account" means the bookkeeping account established with respect to a Participant pursuant to Section 7.

       (b)     "Corporation" means PHH Corporation.

       (c) "Designated Beneficiary(ies)" means that person or persons (including individuals, trusts or the estate of the Participant) designated to receive benefits hereunder in the event of a Participant's death on the Beneficiary Designation Election form approved by the Compensation Committee of the Board of Directors.

       (d) "Director" means any person duly elected and serving as a member of the Board of Directors of the Corporation who is not an employee of the Corporation.

       (e) "Effective Date" means the Effective Date of the Plan, which shall be the date the Plan is approved by the stockholders of the Corporation. The effective date of any amendment to the Plan shall be such date as is specified in the amendment.

       (f) "Fees" means the Retainer a Participant receives for serving as a Director, plus the compensation he or she receives for serving on one or more committees of the Board of Directors and attendance at Board or committee meetings.

       (g) "Fiscal Year" means the fiscal year of the Corporation, which begins May 1 and ends April 30.

       (h) "Optional Deferral Election" means an election made by a Participant pursuant to Section 6 hereof to defer all or any portion of his or her Fees that are not mandatorily deferred. An Optional Deferral Election shall be made substantially in the form approved by the Compensation Committee of the Board of Directors.

       (i)     "Participant" means a Director who participates in this Plan.

       (j) "Payment Election" means an election made by a Participant pursuant to Section 8 hereof wherein he or she elects when benefits shall be payable upon retirement, whether benefits shall be payable in the form of a single sum or installments, and whether they shall be payable in cash or in Stock. A Payment Election shall be made substantially in the form approved by the Compensation Committee of the Board of Directors.

       (k) "Plan" means this Directors Deferred Stock Retirement Plan, as it may be amended by the Board of Directors from time to time.

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       (l)     "Plan Year" means the calendar year.

       (m) " Retainer" means the fixed compensation an individual receives for serving as a Director, exclusive of compensation for service on a committee, for attendance at meetings and all other compensation.

       (n) "Secretary" means the person holding the office of secretary of the Corporation.

       (o)     "Stock" means common stock of the Corporation.

       (p) "Trust" means the PHH Corporation Directors Deferred Stock Grantor Trust to which reference is made in Section 7(e) hereof.

       (q) "16b-3 Rules" means rules issued pursuant to Section 16(b) of the Securities Exchange Act of 1934.

3.     PARTICIPATION

       An individual who is a Director on the Effective Date shall become a Participant as of such Effective Date. Any other individual shall become a Participant as of the date that he or she becomes a Director. Participation shall continue until an individual is paid all of the amounts to which he or she is entitled hereunder; provided, however, that the provisions of the Plan with respect to the deferral of Retainers and Fees, including matching contributions, shall apply only with respect to Retainers and Fees earned by an individual while he or she is a Director.

4.     MANDATORY DEFERRALS

       One-third (1/3) of a Director's Retainers shall be deferred in accordance with the provisions of this Plan, without regard to any election by the Participant. Such mandatory deferrals shall be credited to a Participant's Account as of the last day of each quarter of the Fiscal Year. A Participant shall be 100% vested in the portion of his Account attributable to mandatory deferrals at all times.

5.     MATCHING OF MANDATORY DEFERRALS

       (a) Profitability Match. Mandatory deferrals will be matched by hypothetical matching contributions made by the Corporation if the Corporation attains specified earnings per share targets for the Fiscal Year in which the mandatory deferrals are made. The targets for the 1994 Fiscal Year are to be approved by the Board of Directors in connection with its approval of this Plan. Prior to the beginning of each Fiscal Year thereafter, the Board of Directors shall determine the applicable targets which shall form an integral part of this Plan. Matching contributions shall not exceed 100% of the mandatory deferrals, determined as of the dates such mandatory deferrals were credited to a Participant's Account.

       (b) Crediting of Match. Matching contributions with respect to any Fiscal Year shall be credited to a Participant's Account as of the last day of June following that Fiscal Year.

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       (c)     Vesting.  A  Participant  shall vest in the portion of his or her Account attributable to matching contributions in accordance with the following schedule.

                           Years of Service      Vested Percentage
                                 One                  33 1/3%
                                 Two                  66 2/3%
                                Three                  100%

               For this purpose, the term "year of service" means each Fiscal Year in which an individual is a Director, including Fiscal Years prior to and inclusive of the Effective Date, and counting periods of six or more months during a Fiscal Year as a complete Fiscal Year. Amounts distributable to a Participant pursuant to Section 8 hereof shall be reduced to the extent a Participant is not 100% vested when he or she is entitled to a distribution. The amount of the reduction shall be treated as a forfeiture.

6.     OPTIONAL DEFERRALS

       (a) General Rule. In accordance with the election form approved by the Compensation Committee of the Board of Directors, a Participant may make an Optional Deferral Election to defer all or a portion of his or her Fees that are not mandatorily deferred in accordance with Section 4. Optional Deferral Elections shall be made on a Plan Year basis, with deferrals credited to the Participant's Account as of the last day of each quarter of the Plan Year for which the election is made. A Participant shall be 100% vested in the portion of his or her Account attributable to optional deferrals at all times.

       (b) Time of Election. An Optional Deferral Election form must be submitted to the Secretary prior to January 1 of the Plan Year in which it becomes effective and will be effective six months after the date on which it is received by the Secretary. Notwithstanding the foregoing, (i) in the case of any individual who becomes a Participant on the Effective Date, an Optional Deferral Election form for the short Plan Year beginning on the Effective Date and ending on December 31, 1993 may be submitted on any date on or before the Effective Date, and (ii) in the case of any individual who becomes a Participant after the Effective Date and on a date other than January 1, an Optional Deferral Election form for the remainder of the Plan Year in which he or she becomes a Participant may be submitted within thirty
(30) days after becoming a Participant; provided, however, that in the case of both (i) and (ii), the Election shall apply only to Fees earned following the date the Election is submitted.

       (c) Election Irrevocable. Once submitted, an Optional Deferral Election is irrevocable for the Plan Year to which it applies.

       (d) Continuing Effectiveness of Elections. Once submitted, a Participant's Optional Deferral Election shall continue in effect for subsequent Plan Years unless a Participant submits a new Optional Deferral Election form in accordance with the foregoing provisions.

7.     ACCOUNTS

       (a) General. An Account shall be established in the name of each Participant. Within each Account, there shall be three subaccounts, reflecting a Participant's interests attributable to mandatory deferrals, the match on such deferrals, and a Participant's optional deferrals.

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       (b)     Hypothetical Investment in Stock. For purposes of determining the value of a Participant's Account, it shall be assumed that (i) as of the date an amount is credited to the Participant's Account, 100% of such amount is invested in shares of Stock and such shares are allocated to the Participant's Account, (ii) once allocated, all shares remain so invested until all distributions to a Participant have been made, and (iii) until all distributions have been made, all dividends are reinvested in shares of Stock.
       (c) Bookkeeping Account Only. The Account established in a Par-ticipant's name is for bookkeeping purposes only. It is the intention of the parties that the Plan and Trust, and any Account established thereunder, be unfunded for tax purposes and further, that since this Plan is solely for the benefit of Directors who are not employees, the Plan not be subject to the Employee Retirement Income Security Act of 1974.

       (d) Unsecured Creditors. Participants in this Plan have the sta-tus of unsecured creditors of the Corporation, and the Plan constitutes a mere unsecured promise by the Corporation to make benefit payments in the future.

       (e) Trust. Notwithstanding the foregoing, to assist it in meeting its obligations hereunder, the Corporation may establish a Trust, substantially in accordance with the terms of the model trust described in Revenue Procedure 92-64. If the Corporation establishes a Trust, shares of Stock equal in value to Participants' mandatory deferrals, the match on such deferrals, and optional deferrals, shall either be purchased by the trustee on the open market or issued directly by the Corporation to the Trust, provided, however, that the aggregate number of shares of Stock to be issued by the Corporation shall not exceed two hundred fifty thousand (250,000) shares, as adjusted by the Board of Directors, whose determination shall be binding, final and conclusive, to reflect any stock dividend, stock split or combination, reclassification or other capital adjustment in shares of Stock.

8.     DISTRIBUTIONS

       (a)     Distributable Events.

       (1) Retirement. Subject to subsection (b) hereof, a Participant shall become entitled to distributions from the Plan upon retirement. Retirement shall be deemed to occur (i) on the date the Participant ceases to be a Director for any reason other than disability or death, or (ii) on the later of the date on which the Participant ceases to be a Director for any reason other than disability or death or the date the sum of his or her age and years of service equals seventy (70), as specified in such Participant's last Payment Election form submitted while a Director, provided, however, that once an election has been made with respect to the date on which retirement occurs, no change in that election will be effective unless it is made at least twelve (12) months before distribution would have begun in the absence of the change. For this purpose, the term "years of service" has the meaning set forth in Section 5.

       (2) Disability. Subject to subsection (b) hereof, in the event that a Participant ceases to be a Director on account of total and permanent disability prior to retirement, he or she shall become entitled to distributions from the Plan payable in the same form, and at the same time, that such distribution would have been payable, had the Participant met the conditions for retirement set forth in paragraph (1) hereof on the date of such disability; provided that total and permanent disability shall not be deemed to occur until the date the Participant submits proof, satisfactory to the Compensation Committee of the Board of Directors, that he or she is entitled to begin receiving Social Security disability benefits.

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       (3)     Death.  In  the event a Participant dies prior to the receipt of any distributions from the Plan, his or her Designated Beneficiary shall become entitled to distributions payable in the same form, and at the same time, that such distributions would have been payable, had the Participant met the conditions for retirement set forth in paragraph (1) hereof on the
date   of  death.  In  the  event  a  Participant  dies  subsequent  to  the commencement  of  distributions but prior to the receipt of all installments
that   are  payable,  any  remaining  installments  shall  be  paid  to  the
Participant's Designated Beneficiary, in the same amount and at the same time that the installments would have been paid to the Participant, had he or she survived. Notwithstanding the foregoing, if a Participant dies (whether before or after distributions to the Participant have commenced) and, at the time of death, there is no Designated Beneficiary, any amount remaining to be paid shall be paid in a single sum to the Participant's estate.

       (b) Distribution and Installment Dates. Distributions in the form of a single sum shall be made as of the January 1 of the Plan Year next following the date of the Participant's retirement, total and permanent disability or death, as the case may be (the "distribution date"). Distributions in the form of installments shall commence to be made as of such January 1 and, thereafter, shall be made as of each January 1 during the remainder of the installment period. Notwithstanding the foregoing, actual distributions of all or part of the amount payable may be deferred for a period not in excess of sixty (60) days following the distribution date or any installment date, without the requirement to pay any interest or other amount on account of the deferral.

       (c)     Amount Distributed

       (1) Single Sum Distribution. If distribution is made to a Participant in a single sum, the amount distributed shall be equal to
(i) the number  of  whole  shares allocated to a Participant's Account
(and not paid in installments,  if  the Participant elects under subsection
(d) to divide his or her distribution between the single sum and installment form of payment), or cash representing the value of all or a percentage of the number of such shares, plus (ii) cash representing the value of any fractional shares remaining, all determined as of the distribution date specified in subsection (b).

       (2) Installment Distribution. If distribution is made to a Participant in installments, the amount distributed as of the distribution date and each subsequent installment date shall be equal to the quotient obtained, expressed as a number of whole and fractional shares, when the number of whole shares then standing to the credit of his or her Account (and not paid in a single sum, if the Participant elects under subsection
(d) to divide his or her distribution between the single sum and installment form of payment) is divided by the number of installments remaining to be paid. The fifth (5th) installment also shall include any additional unpaid amount. Distribution shall be made in (i) shares, or cash representing the value of all or a percentage of the number of such shares, plus (ii) cash representing the value of any fractional shares remaining, all determined as of the applicable distribution or installment date.

       (d) Form of Payment. Distribution shall be made in a single sum or in installments payable for a five (5) year period, or partly in the form of a single sum and partly in the form of installments, as specified in the Payment Election form. Prior to becoming a Participant (or at such time specified in Section 6(b), in the case of any Director who becomes a Participant on a date other than a January 1), each Participant shall submit a Payment Election form. Once made, no change in that election will be effective with respect to a distribution made on account of retirement unless it is made at least twelve (12) months before distribution begins.

       (e) Stock or Cash. Distribution shall be made in shares of Stock (plus cash representing the value of any fractional shares), in cash, or partly in the form of shares and partly in the form of cash, as specified in the Payment Election form. Prior to becoming a Participant (or at such time specified in Section 6(b), in the case of

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any Director who becomes a
Participant on a date other than a January 1), each Participant shall submit a Payment Election form. Once made, the election of Stock or cash shall be irrevocable.

       (f) Distributions Attributable to Initial Partial Year Elections. Notwithstanding any other provision of this Plan or a Participant's Payment Election, amounts attributable to a Participant's Optional
Deferral Election under Section 6(b)(i) or (ii) hereof shall be distributed in cash as of the distribution date specified in subsection (b) hereof. In construing the foregoing provisions of this Section 8 and a Participant's Payment Election, such amounts shall be subtracted from the amounts otherwise distributable.

9.     NONALIENATION

       A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant, the Participant's Designated Beneficiary or the Participant's estate.

10.    AMENDMENT AND TERMINATION

       (a) General. Subject to Section 12 hereof, this Plan may be altered, amended, suspended, or terminated at any time, in any manner and for any reason by the Board of Directors of the Corporation; provided, however, that no alteration, amendment, suspension, termination or similar action shall decrease the number of shares of Stock credited to a Participant's Account or adversely affect a Participant's rights appurtenant to such shares, in both cases determined as of the earlier of the date the amendment is adopted or made effective.


       (b) Securities Law Restrictions. To the extent prescribed by 16b-3 Rules, Plan provisions concerning the conditions under which Directors are eligible to participate herein, and the amount, price and timing of awards under the Plan, including mandatory deferrals and matching contributions, may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code.

11.    ADMINISTRATION

       (a) General. The Plan shall be administered by the Compensation Committee of the Board of Directors, and any question regarding the proper administration of the Plan or the construction of any term hereof shall be resolved by it, in its sole discretion.

       (b) Agents. Notwithstanding the foregoing, the Compensation Committee may delegate the performance of such functions as are necessary or appropriate for it to properly administer and construe the Plan to agents including, but not limited to, appropriate officers of the Corporation. In addition, the Compensation Committee (directly or through its agents) may retain attorneys, accountants and such other experts as are necessary or appropriate to properly administer and construe the Plan.

       (c) Expenses. All expenses associated with the establishment, maintenance and termination of this Plan shall be borne by the Company.

12.    MISCELLANEOUS

       (a) Shareholder Approval. The effectiveness of this Plan and of any amendment hereto is subject to shareholder approval, to the extent required by, and in accordance with, 16b-3 Rules.

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       (b)     Recordkeeping  and  Benefit Statements. Accurate and detailed records of all transactions under this Plan shall be kept by the Corpora-tion. Within ninety (90) days following the close of each Plan Year during which an individual is a Participant, the Corporation shall issue to the Participant a statement showing the amounts allocated to the subaccounts within that Participant's Account as of the close of such Plan Year, the percentage vested, and other appropriate information.

       (c) Value of Shares. When, for allocation, distribution or any other purpose, it is necessary to determine the value of shares of Stock as of a particular date, the closing price on the New York Stock Exchange as of that date (or as of the last date that the shares were actively traded) shall be used.

       (d) Effectiveness of Elections, Other Notices. To be effective, any election by a Participant hereunder must be completed in full, signed by the Participant and submitted to the Secretary. Any election or other notice hereunder shall be effective when delivery occurs, if hand delivered, or when properly postmarked, if mailed.

       (e) Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invali-dating the remaining provisions thereof.

       (f) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Maryland other than the conflicts of laws rules thereof.
[Approved by the Board of Directors on June 21, 1993 and by the Stockholders on August 23, 1993]